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                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST

                                       OF

                          RENAISSANCERE CAPITAL TRUST

          This Certificate of Trust is being executed as of February 25, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (Sections)(Sections) 3801 et seq. (the "Act").
                       ---- --                           -- ---

          The undersigned hereby certifies as follows:

          1.  Name.  The name of the business trust is "RenaissanceRe Capital
              ----
Trust" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the Delaware
              ----------------
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          White Clay Center, Route 273
          Newark, DE 19711

          3.  Effective.  This Certificate of Trust shall be effective
              ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.

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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.
                              THE BANK OF NEW YORK (Delaware)
                              as Delaware Trustee



                              By: /s/Mary Jane Morrissey
                                  ----------------------
                                  Name:
                                  Title:

                              ADMINISTRATIVE TRUSTEE



                              By: /s/Keith S. Hynes
                                  -----------------
                                  Keith S. Hynes


                              ADMINISTRATIVE TRUSTEE


                              By: /s/John D. Nichols, Jr.
                                  -----------------------
                                  John D. Nichols, Jr.


                              ADMINISTRATIVE TRUSTEE



                              By: /s/Martin Merritt
                                  -----------------
                                  Martin Merritt


                              RENAISSANCERE HOLDINGS LTD.,
                              as Sponsor

                              By:  /s/John D. Nichols, Jr.
                                   -----------------------
                                   Name:  John D. Nichols, Jr.
                                   Title: Vice President and
                                          Secretary

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